EXHIBIT 23.1(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-75659) of Exxon Corporation of our report dated February 24, 1999 relating to the consolidated financial statements, which appears on page F10 of Exxon Corporation's 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998.



/s/ PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
September 28, 1999